UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2014
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

G. Scott Spendlove, the Senior Vice President and Chief Financial Officer of Tesoro Corporation (the “Company”), will cease to serve as the Company’s principal financial officer effective August 18, 2014. Mr. Spendlove will continue to serve as a Senior Vice President of the Company through August 31, 2014. Upon leaving the Company, Mr. Spendlove will be entitled to receive severance benefits in accordance with the previously disclosed terms of the Tesoro Corporation Executive Severance and Change in Control Plan amended and restated effective May 1, 2013.

(c) Appointment of Certain Officers.

The Company announced the appointment of Steven M. Sterin, age 42, as Executive Vice President and Chief Financial Officer, effective August 18, 2014 (the “Commencement Date”).

Mr. Sterin joins Tesoro from Celanese Corporation (“Celanese”) where he held financial leadership positions, including service as the Senior Vice President and Chief Financial Officer from July 2007 until May 2014. Previously, Steven worked for Reichhold, Inc. and Price Waterhouse LLP, currently known as PricewaterhouseCoopers LLP. Mr. Sterin, a Certified Public Accountant, graduated from the University of Texas at Austin, receiving both a bachelor's degree in business administration and accounting and a master's degree in professional accounting.

In connection with his appointment, Mr. Sterin will receive an initial base salary of $700,000 and will be eligible to participate in the Company’s annual incentive compensation program (the “Program”) with a target bonus opportunity equal to 80% of his base salary. His actual bonus will be based on actual performance relative to corporate and business unit goals established under the Program. On the Commencement Date, Mr. Sterin will receive market stock units (“MSUs”) with a grant date fair value of $1,100,000 (with the number of MSUs granted to be determined using the average closing stock price for the 30-trading days preceding the date of grant and accounting assumptions utilized in valuing equity awards under Generally Accepted Accounting Principles); the payout on such MSUs, which can vary from 0% to 200%, will be earned based on our stock price performance over a 36-month performance period beginning on the Commencement Date. He will also receive shares of restricted common stock with a grant date fair value of $400,000 (with the number of shares to be determined based on the closing price of the Company’s common stock on the Commencement Date). The restricted stock will vest on the first anniversary of the Commencement Date.

He is also entitled to participate in the Company’s relocation, retirement, and other benefit plans and programs for which he is or will be eligible, including the Company’s Executive Severance and Change in Control Plan, Supplemental Executive Retirement Plan and Executive Deferred Compensation Plan. The Company’s Executive Severance and Change in Control Plan provides financial protection in the event of certain fundamental events involving the control or existence of the Company as well as to provide a benefit in the event of an executive’s termination of employment under certain conditions that are beyond the executive’s control. The Company’s Supplemental Executive Retirement Plan is a non-qualified pension plan that provides eligible participants supplemental pension benefits in excess of those earned under the Company’s qualified pension plan. The Company’s Executive Deferred Compensation Plan provides benefits for a select group of management and highly compensated employees of the Company and its subsidiaries comparable to those not provided under the Tesoro Corporation Thrift Plan due to salary and deferral limitations imposed under current IRS regulations.

The Press Release announcing the appointment of Mr. Sterin is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Other Events.

The Company announced the appointment of Cynthia (CJ) Warner as Executive Vice President, Strategy and Business Development of Tesoro Companies, Inc., a subsidiary of the Company, effective October 6, 2014.

Ms. Warner joins Tesoro from Sapphire Energy, a global leader in the development of renewable crude oil from algae, where she was President, Chief Executive Officer, and Chairman of the Board over the past five years. Prior to joining Sapphire Energy, CJ held numerous leadership positions with BP including Group Vice President of Global Refining and Group Vice President of Health, Safety, Security, Environmental & Technology.

The Press Release announcing the appointment of Ms. Warner is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014

TESORO CORPORATION
By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description
99.1	Press release issued August 14, 2014.

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